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                                                                    Exhibit 10.2


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE OR FEDERAL SECURITIES LAW. NO OFFER, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS PROMISSORY NOTE MAY BE MADE UNLESS THIS PROMISSORY NOTE IS REGISTERED UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN EXEMPTION FROM ANY SUCH REGISTRATION REQUIREMENTS IS APPLICABLE TO SUCH TRANSACTION.

THIS PROMISSORY NOTE IS BEING EXECUTED AND DELIVERED IN CONNECTION WITH, AND IS SUBJECT TO THE TERMS AND CONDITIONS OF, A STOCK PURCHASE AGREEMENT DATED JANUARY 2, 2003 TO WHICH A SUBSIDIARY OF THE COMPANY AND THE PAYEE ARE PARTIES (THE "PURCHASE AGREEMENT"). EACH HOLDER OF THIS PROMISSORY NOTE, BY SUCH HOLDER'S ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THIS PROMISSORY NOTE.

                             FORM OF PROMISSORY NOTE

Principal Amount: $________________                        Date: January 2, 2003

      FOR VALUE RECEIVED, K-TRON INTERNATIONAL, INC., a New Jersey corporation (the "Company") promises to pay to ______________________ ("Payee"), at ______________________ or such other place as may be designated in writing by Payee at least seven days prior to any payment, the principal sum of ____________________ ($_________) (the "Principal Amount") in accordance with the terms of this Note. Unless the context otherwise requires, the term "Noteholder" means the person named as Payee above or any other person who shall at the time be the permitted assignee of this Note.

            SECTION 1. Principal and Interest Payments. Payments of the Principal Amount shall be made as follows: (a) one installment of __________________ Dollars ($_________) shall be made on January 2, 2005, (b)
one installment of __________________ Dollars ($_________) shall be made on January 2, 2006, and (c) one installment of __________________ Dollars ($_________) shall be made on January 2, 2007. Interest shall accrue on the Principal Amount outstanding from time to time at a simple rate per annum equal to six percent (6%) and all such accrued interest shall be payable quarterly beginning April 2, 2003 and the second day of July, October, January and April thereafter and such other date on which the Principal Amount shall be due and payable hereunder. All payments under this Note shall be paid by check or wire transfer of immediately available funds in lawful money of the United States of America on the date when due to an account designated in writing by the Noteholder (as defined herein).

            SECTION 2. Voluntary Prepayment. The Company may prepay this Note in full or in part without premium or penalty. Any such prepayments shall first be applied against accrued interest and thereafter against any unpaid Principal Amount.
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            SECTION 3. Representations and Warranties. The Company represents and warrants to Payee as follows:

            (a) Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

            (b) Corporate Power and Authorization. The Company has the corporate power to execute, deliver and perform this Note. The execution, delivery and performance hereof by the Company have been duly authorized by all necessary corporate action. This Note is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (whether considered in an action at law or in equity).

            (c) Validity of Contemplated Transactions; Etc. The execution, delivery and performance of this Note by the Company will not contravene or violate (a) any law, rule or regulation to which the Company is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Company or (c) the Certificate of Incorporation or By-Laws of the Company; nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any contract, commitment or agreement, oral or written, to or by which the Company is a party or otherwise bound or affected or by which any of the Company's assets or properties may be bound or affected. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance hereof by the Company.

            SECTION 4. Default. The entire principal amount of, and all accrued interest on, this Note shall become due and payable, at the option of the Noteholder exercised by written notice to the Company if any one or more of the events specified in Sections 4(a), 4(b), 4(c) or 4(d) below shall have occurred and be then continuing, and immediately upon the occurrence of any of the events specified in Sections 4(e) or 4(f) below (each of the events specified in Sections 4(a) through 4(f), inclusive, being referred to herein as an "Event of Default"):

            (a) The Company shall fail to make any payment required to be made under this Note that is not made within ten (10) days after its receipt of notice from the Noteholder that any such required payment has not been made;

            (b) The Company shall have breached any of its representations or warranties contained in Section 3 of this Note;

            (c) A final judgment or order for the payment of money, or any final order granting equitable relief, shall be entered against the Company by a court of competent jurisdiction which is not stayed on appeal, and such judgment or order would reasonably be expected to render the Company unable to pay the future payments due under this Note;


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            (d) A default, event of default, or event which with the giving of notice or the passage of time or both would constitute a default or event of default, shall have occurred under any document, instrument, contract or agreement now or hereafter entered into by the Company with respect to any indebtedness of the Company for borrowed money in an aggregate principal amount of greater than $100,000 and the holder of any such indebtedness (or any agent or trustee acting on behalf of one or more holders) accelerates the maturity of any such indebtedness;

            (e) The Company shall (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy law (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts; (iii) consent to or fail to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) be unable to, or admit in writing its inability to, pay its debts as they become due; (vi) make a general assignment for the benefit of its creditors; or (vii) make a conveyance fraudulent as to creditors under any state or federal law, which conveyance would reasonably be expected to have a material adverse effect on the financial condition of the Company; or

            (f) a case or other proceeding shall be commenced and not discharged, dismissed or stayed within thirty (30) days, against the Company in any court of competent jurisdiction seeking (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy law (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Company or all or any substantial part of the assets, domestic or foreign, of the Company.

            SECTION 5. Remedies. Upon an Event of Default, and for so long as such Event of Default is continuing, interest shall accrue on the outstanding Principal Amount and all accrued interest hereunder at a compound rate per annum equal to ten percent (10%).

            SECTION 6. Notices. All communications provided for in this Note shall be in writing and sent (a) by first class registered or certified mail, return receipt requested (postage prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger (charges prepaid). The address of the Company for the purposes of this Agreement is set forth on the signature page to this Note and the address of the Noteholder for purposes of this Note shall be _________________________________ or such other address as the Noteholder shall have provided to the Company in writing. Each of the Company and the Noteholder may change its address by notice to the other in accordance with this Section 6. Communications under this Note shall be deemed received (i) in the case of mailing, on the third business day after posting;
(ii) in the case of overnight delivery service, the first business day after delivery to the overnight delivery service; and (iii) in the case of messenger, on the date of actual delivery.

            SECTION 7. Binding Effect. This Note is being executed and delivered in connection with, and is subject to, the Purchase Agreement. This Note shall be binding upon and


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inure to the benefit of the Company and the Noteholder and their respective successors and assigns.

            SECTION 8. Governing Law. This Note shall be governed by the laws of the State of Pennsylvania without giving effect to the choice of law rules of Pennsylvania or any other jurisdiction.

            SECTION 9. Expenses. The Company shall pay all fees and expenses incurred by Payee after an Event of Default in the collection and enforcement of this Note, including, without limitation, the fees of Payee's counsel.

            IN WITNESS WHEREOF, the Company has caused this Note to be executed on the date first above written.

                                     K-TRON INTERNATIONAL, INC.

                                     By:
                                         --------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                            -----------------------------------

                                     Address for Notices

                                     K-TRON INTERNATIONAL, INC.

                                     Routes 55 and 553
                                     P.O. Box 888
                                     Pitman, NJ  08071
                                     Attention: Edward B. Cloues, II,
                                     Chairman and Chief Executive Officer

                                     with a copy to (which shall not constitute notice for purposes of this Note):

                                     Morgan, Lewis & Bockius LLP
                                     1701 Market Street
                                     Philadelphia, PA  19103
                                     Attention: Timothy Maxwell, Esq.


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                                  Schedule 10.2

Donald J. Carrozzino
Nancy S. Hansen
Frank Wallitsch, Jr.
John D. Whalen


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